UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Salary Increase

On April 16, 2021, the Board of Directors (the “Board”) of PolarityTE, Inc. (the “Company”) approved an increase in the annual base salary of the executive officers listed below, which will be effective on July 1, 2021. The written employment agreements of Messrs. Seaburg, Hague, and Hoyler expire June 30, 2021, and the increase in annual base salaries for these executives will go into effect without regard to whether the Company enters into new written employment agreements with them.

Name	Title	Annual Salary beginning 07/01/2021

David Seaburg	Chief Executive Officer	$375,000	(1)
Richard Hague	Chief Operating Officer and President	$375,000
Jacob Patterson	Interim Chief Financial Officer	$260,000
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	$350,000

(1)	To be paid $187,500 in cash in accordance with regular payroll practices and $187,500 in restricted stock units issued under the Company’s 2020 Stock Option and Incentive Plan with a grant date of July 1, 2021, for a number of shares equal to $187,500 divided by the closing price of the Company’s common stock on July 1, 2021, rounded to the nearest whole share, which will vest in four quarterly installments beginning September 30, 2021, subject to continued service as Chief Executive Officer; provided, however, if Mr. Seaburg’s service as Chief Executive Officer ceases for any reason, unvested restricted stock units shall accelerate and vest in an amount equal to the difference between (a) the product of the total number of restricted stock units granted and a fraction, the numerator of which is the number of days from and including July 1, 2021 to and including the date of cessation of service and the denominator of which is 365, and (b) the number of restricted stock units that vested prior to the date of cessation of service.

2021 Equity Incentive Awards

Performance-Based

On April 16, 2021, the Board approved performance-based equity incentive compensation for the executive officers listed below with respect to the 12-month period commencing April 1, 2021, which will vest over that period on the basis of operational, regulatory, and clinical development goals established and evaluated by the Compensation Committee of the Board.

Name	Title	Equity Incentive Award (1)

David Seaburg	Chief Executive Officer	200,000 Restricted Stock Units
Richard Hague	Chief Operating Officer and President	200,000 Restricted Stock Units
Jacob Patterson	Interim Chief Financial Officer	125,000 Restricted Stock Units
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	150,000 Restricted Stock Units

The restricted stock units are granted under the Company’s 2020 Stock Option and Incentive Plan (the “2020 Plan”). Vesting of the restricted stock units will accelerate (a) upon termination to the extent provided for in any written employment agreement between the Company and the executive officer in effect on the date of termination, or (b) in the absence of a written employment agreement addressing acceleration of the award, on the terms set forth in the 2020 Plan.

Long-Term

On April 16, 2021, the Board approved long-term equity incentive compensation for the executive officers listed below, which will vest quarterly over a term of three years beginning three months following the grant date.

Name	Title	Equity Incentive Award (1)

David Seaburg	Chief Executive Officer	100,000 Restricted Stock Units
Richard Hague	Chief Operating Officer and President	75,000 Restricted Stock Units
Jacob Patterson	Interim Chief Financial Officer	75,000 Restricted Stock Units
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	75,000 Restricted Stock Units

The restricted stock units are granted under the Company’s 2020 Plan. Vesting of the restricted stock units will accelerate (a) upon termination to the extent provided for in any written employment agreement between the Company and the executive officer in effect on the date of termination, or (b) in the absence of a written employment agreement addressing acceleration of the award, on the terms set forth in the 2020 Plan.

2020 Bonus Compensation

On April 16, 2021, the Board approved bonus compensation for the executive officers listed below pertaining to service during the year ended December 31, 2020:

Name	Title (1)	Restricted Stock Units	Cash Bonus

David Seaburg	Chief Executive Officer	200,000	$-0-
Richard Hague	Chief Operating Officer and President	75,000	$125,000
Jacob Patterson	Interim Chief Financial Officer	75,000	$25,000
Cameron Hoyler	General Counsel, Secretary, EVP Corporate Development & Strategy	75,000	$100,000

The restricted stock units are granted under the Company’s 2019 Equity Incentive Plan, except for the award to Mr. Seaburg, which was granted under the 2017 Equity Incentive Plan. The restricted stock units vest quarterly over a term of three years beginning three months following the grant date. Vesting will accelerate upon termination of service for any reason other than termination by the Company for “cause” as defined in in the applicable incentive plan.

The cash bonuses are paid in four equal installments every three months beginning with the first payment on April 23, 2021. Payment will accelerate upon termination of service for any reason other than termination by the Company for “cause” as defined in the incentive plan under which the restricted stock units were awarded to the executive officer for 2020 bonus compensation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: April 19, 2021	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer